UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10026 West San Juan Way Littleton, CO	80127
(Address of Principal Executive Offices)	(Zip Code)

(303) 973-9311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

CPI Card Group Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”) on May 31, 2018. At the Annual Meeting, the Company’s stockholders voted on (i) the election of eight directors, and (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018.  All eight director nominees were elected and the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018.

The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 13, 2018.

I.                                        Election to the Company’s Board of Directors of the following eight nominees:

Nominee	For	Against	Abstentions	Broker Non-Votes
Douglas Pearce	7,354,360	321,687	3,461	2,235,747
Robert Pearce	7,588,722	87,356	3,430	2,235,747
Nicholas Peters	7,276,361	398,836	4,311	2,235,747
David Rowntree	7,293,742	382,266	3,500	2,235,747
Scott Scheirman	7,343,762	332,249	3,497	2,235,747
Bradley Seaman	7,140,854	397,679	140,975	2,235,747
Valerie Soranno Keating	7,356,036	318,341	5,131	2,235,747
Silvio Tavares	7,356,036	318,341	5,131	2,235,747

II.                                   Ratification of appointment of KPMG LLP as independent registered public accounting firm:

For	Against	Abstentions
9,711,387	181,952	21,916

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CPI CARD GROUP, INC.

Date: May 31, 2018	By:	/s/ Sarah J. Kilgore
Name: Sarah J. Kilgore
Title: Chief Legal and Compliance Officer